                                                                    EXHIBIT 10.2


                     ---------------------------------------

                           CERTIFICATE OF DESIGNATION
                                       OF
                              STARBASE CORPORATION

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware
                     ---------------------------------------


                            SERIES H PREFERRED STOCK


     StarBase Corporation, a Delaware corporation (the "Corporation"), hereby certifies that the following resolution has been duly adopted by the Board of Directors of the Corporation:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board") by the provisions of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the 10,000,000 shares of Preferred Stock, par value $0.01 per share, of the Corporation authorized in
Article 4 of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock of the Corporation consisting of three thousand five hundred (3,500) shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions:

     1. Designation and Amount. This series of Preferred Stock shall be designated "Series H Preferred Stock" and the authorized number of shares constituting such series shall be three thousand five hundred (3,500). The par value of the Series H Preferred Stock shall be $0.01 per share.

     2. Dividend Rights of Series H Preferred Stock. The holders of the Series H Preferred Stock shall not be entitled to receive any dividends.

     3.   Preference on Liquidation.

          (a) In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

               (i) The holders of Series H Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds to the holders of the Corporation's common stock, par value $0.01 per share (the "Common Stock") or any other class or series of stock of this Corporation by reason of their ownership of such stock, an amount for each share of Series H Preferred Stock then held by them, equal to $1,000, appropriately adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares (hereinafter such amount shall be referred to as the "Series H Preference Amount"). If upon occurrence of such event of liquidation, dissolution or winding up, the assets and property legally available to be distributed among the holders of the Series H Preferred Stock shall be insufficient to permit the payment to such holders of the Series H Preference Amount, then the entire assets and property of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series H Preferred Stock together with the holders of any other series of Preferred Stock ranking on parity with the Series H Preferred Stock.

               (ii) After payment has been made to the holders of the Series H Preferred Stock of the full amounts to which they shall be entitled pursuant to paragraph 3(a)(i) above, all remaining assets available for distribution, if any, shall be distributed, ratably among the holders of the Common Stock based upon the number of shares of Common Stock then held.

          (b) For purposes of this paragraph 3, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, in which consolidation or merger the stockholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation. The valuation of any securities or other property other than cash received by the Corporation in any transaction covered by this subparagraph 3(b) shall be computed at the fair value thereof at the time of receipt as determined in good faith by the Board of Directors.

          (c) The holders of Series H Preferred Stock shall have no priority or preference with respect to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by employees, directors or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the Corporation and such persons.

     4. Voting Rights. Except as otherwise provided by law, the holders of the Series H Preferred Stock shall not be entitled to vote upon any matter relating to the business or affairs of the Corporation or for any other purpose.

     5. Conversion Rights. The holders of Series H Preferred Stock shall have conversion rights as follows:

          (a) The holders will deliver to the Corporation a notice of conversion (a "Notice of Conversion") and the original shares of Series H Preferred Stock to be converted within three business days from the Conversion Date (as hereinafter defined). A Notice of Conversion may only be served on a business day between the hours of 7:00 a.m., and 5:00 p.m.,

Pacific time, and shall be deemed delivered upon facsimile receipt by the Corporation with such time period or the next business day if served after 5:00 p.m., Pacific time. The Corporation will then deliver to the holders within three business days of facsimile receipt (provided that the original shares of Series H Preferred Stock were delivered to the Corporation within three business days of the Conversion Date) of the holder's Notice of Conversion the appropriate number of shares of Common Stock. If the Corporation fails to deliver the Common Stock within five business days of facsimile receipt (provided that the original shares of Series H Preferred Stock were delivered to the Corporation within three business days of the Conversion Date) of the holder's Notice of Conversion, the Corporation will be liable for liquidated damages, as follows: in the event that the Common Stock issuable upon conversion of the Series H Preferred Stock is not delivered within five (5) business days after the Conversion Date, the Corporation shall pay to the holders, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 principal amount of Series H Preferred Stock sought to be converted, $500 for each of the first ten (10) calendar days and $1,000 per calendar day thereafter that the shares of Common Stock issuable upon such conversion are not delivered, which liquidated damages shall run from the sixth (6th) business day after the Conversion Date up until the time that either the Notice of Conversion is revoked or the Common Stock has been delivered, at which time liquidated damages shall cease. Any and all payments required pursuant to this paragraph shall be payable only in cash immediately. Payment of the aforementioned liquidated damages shall not relieve the Company of its obligation to deliver the shares of Common Stock due upon conversion of the Series H Preferred Stock. For purposes of this Certificate of Designation, "Conversion Date" shall mean the date on which the holders give notice of conversion by facsimile to the Corporation.

          (b) A holder of Series H Preferred Stock may convert up to one third of its shares of Series H Preferred Stock into shares of Common Stock at any time after 120 days from the date of issuance of the first tranche of Series H Preferred Stock (the "First Conversion Date"). A holder may convert an additional one third of the shares of Series H Preferred Stock purchased 30 and 60 days after the First Conversion Date. Notwithstanding anything in the foregoing to the contrary, if at any time after the First Conversion Date, the Common Stock of the Corporation has traded for five (5) consecutive trading days at a closing bid price that is greater than or equal to $3.00, then a holder may convert all of its outstanding shares of Series H Preferred Stock without regard to the restrictions on conversion set forth in this clause (b).

          (c) The shares of Series H Preferred Stock may be converted into shares of Common Stock at a price to the lesser of: (a) 110% of the average of the closing bid prices of the Common Stock for the five consecutive day trading period ending on the trading date immediately preceding the issuance date of the shares of Series H Preferred Stock (the "Closing Price") or (b) 100% of the "Market Price", where the Market Price is defined as the average of the two (2) lowest closing bid prices of the Common Stock over the thirty (30) consecutive trading days immediately preceding the Conversion Date (the "Conversion Price").

          (d) Each share of Series H Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series H Preferred Stock, into Common Stock as more fully described below. The number of shares of fully paid and nonassessable Common Stock into which each share of Series H Preferred Stock may be converted shall be determined by dividing $1000 by the Conversion Price in effect at the time of conversion, subject to adjustment as provided in Paragraph 6 below.

          (e) Each share of Series H Preferred Stock shall automatically be converted into shares of Common Stock utilizing the then effective Conversion Price for each such share upon the first to occur of the following events: (i) at the Corporation's option, if the closing bid price of the Company's Common Stock, as reported by Bloomberg, L.P., on a daily basis averages at least $US5.00 for a period of 20 consecutive trading days assuming the registration statement is effective and all conversion restrictions have lapsed for at least 30 calendar days; or (ii) the second anniversary of the effective date of the registration of the shares of Common Stock issuable upon conversion of the Series H Preferred Stock (in such case the second anniversary shall be deemed a Conversion Date). In the event of clause (i) above, the Corporation must notify each holder of Series H Preferred Stock in writing within ten (10) business days after such 20 consecutive trading day period that such stock is to be converted and the date such holder receives the notice shall be deemed a Conversion Date.

          (f) No fractional shares of Common Stock shall be issued upon conversion of Series H Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the closing bid price of the Common Stock on the Conversion Date. In the event of an automatic conversion pursuant to subparagraph 5(e), the outstanding shares of all Series H Preferred Stock shall be converted automatically and the original shares of Series H Preferred Stock and the shares of Common Stock will be delivered in accordance with subparagraph 5(a). In the event that a holder notifies the Corporation that its certificates evidencing its shares of Series H Preferred Stock have been lost, stolen or destroyed, the holder shall execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred in connection with such certificates.

          (g) The Corporation shall, within three business days after a Conversion Date issue and deliver at such office to such holder of Series H Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder, or order, in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, and a certificate for any shares of Series H Preferred Stock not so converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, or in the case of automatic conversion under clause (i) of subparagraph 5(e), the date notice is received by the holders of the Series H Preferred Stock or under clause (ii) of subparagraph 5(e) on the date of the event causing such automatic conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (h) In the event of any taking by this Corporation of a record of the holders of any class of shares of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series H Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (i) Upon any conversion of Series H Preferred Stock pursuant to this paragraph 5, the shares of Series H Preferred Stock which are converted shall not be reissued. Upon conversion of all of the then outstanding Series H Preferred Stock pursuant to this paragraph 5 and upon the taking of any action required by law, all matters set forth in this Certificate of Designation shall be eliminated from the Certificate of Incorporation, shares of Series H Preferred Stock shall not be deemed outstanding for any purpose whatsoever and all such shares shall revert to the status of authorized and unissued shares of Preferred Stock.

          (j) Unless otherwise set forth herein, any notices required by the provisions of this paragraph 5 to be given to the holders of shares of Series H Preferred Stock shall be deemed given if deposited in the United States mail, first class, postage prepaid and addressed to each holder of record at its address appearing on the books of the Corporation.

          (k) The Corporation will notify in writing each of the holders of Series H Preferred Stock when the number of shares of Common Stock issuable upon conversion of Series H Preferred Stock equals 17%, 18%, 19% and 20% of the issued and outstanding shares of the Common Stock. If the Corporation receives a Notice of Conversion which would result in the number of shares of Common Stock issuable upon conversion of Series H Preferred Stock in excess of 20%, the Corporation will notify the holders in writing prior to the end of the trading day if the Notice of Conversion was received on or before 2:00 p.m., New York time, or prior to the opening of trading on the next trading day if the Notice of Conversion was received after 2:00 p.m., New York time. If conversion under the Notice of Conversion would result in the issuance of more than 20% of the issued and outstanding shares of the Common Stock, the holders may elect to rescind that portion of the Notice of Conversion which would result in the issuance of more that 20% of the issued and outstanding shares of the Common Stock, while reserving their rights to serve a Notice of Conversion at a later date.

     6.   Adjustments to Conversion Price.

          (a) In the event the Corporation at any time or from time to time effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Series H Preferred Stock, then and in each such event the Conversion Price shall be decreased or increased proportionately.

          (b) In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or other securities or rights (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration by such holder for such Common Stock Equivalents or the additional shares of Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event, the Conversion Price shall be proportionately decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date.

          (c) In case of any merger (other than a merger in which the Corporation is not the continuing or surviving entity) or any reclassification of the Common Stock of the Corporation, each share of the Series H Preferred Stock shall thereafter be entitled to receive such additional number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock issuable upon conversion of a share of Series H Preferred Stock immediately prior to such merger or reclassification would have been entitled upon such merger or reclassification. In any such case, appropriate adjustment (as determined by the Board in good faith) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series H Preferred Stock, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter issuable upon conversion.

          (d) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of Series H Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series H Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and stockholder authorizations), in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series H Preferred Stock at the time outstanding.

     7. Ranking. The Series H Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, (i) rank senior to any of the Common Stock and any other class or series of stock of the Corporation which by its terms shall rank junior to the Series H Preferred Stock, (ii) rank junior to any other class or series of stock of the Corporation which by its terms shall rank senior to the Series H Preferred Stock, and (iii) rank on a parity with any other class or series of stock of the Corporation which by its terms shall rank on a parity with the Series H Preferred Stock. No approval of the holders of Series H Preferred Stock shall be required for the authorization or issuance of any shares of any class or series of stock of the Corporation, whether ranking senior to, junior to or on a parity with the Series H Preferred Stock.

     8. Corporation's Redemption Option. The Corporation may redeem all or a portion of the Series H Convertible Preferred Stock upon five (5) business days prior written notice to the holders of the Series H Preferred Stock (the "Redemption Notice") at a price per share of Series H Preferred Stock (the "Redemption Price") equal to the greater of (i) 120% of the Series H Preference Amount; and (ii) the product of (A) the Conversion Price and (B) the closing bid price of the Common Stock on the trading date immediately preceding the date of the Redemption Notice; provided, that if a holder has delivered a notice of conversion to the Corporation or delivers a notice of conversion within two (2) business days after receipt of the Redemption Notice, the shares of Series H Convertible Preferred Stock designated to be converted may not be redeemed by the Corporation. The Corporation shall deliver the Redemption Price in immediately available funds to the holder(s) within five (5) business days after the Corporation has delivered the Redemption Notice; provided, that if the Corporation fails to pay the Redemption Price within such five (5) business-day period, the Redemption Notice shall be null and void. The Corporation may not serve a Redemption Notice unless it has immediately available funds specifically allotted as the Redemption Price as set forth in such notice. The Redemption Notice may only be served on a business day between the hours of 9:00 a.m. and 5:00 p.m. New York time, and shall be deemed delivered upon facsimile receipt by the holders of the Series H Preferred Stock within such time period or such immediately subsequent business day if served after such hours. Redemptions must be pro rata amongst the holders of Series H Preferred Stock, if fewer than all of the outstanding shares of Series H Preferred Stock are being redeemed. The Redemption Notice shall set forth (i) the Redemption Price (including calculations) and (ii) the number of shares of Series H Preferred Stock being redeemed. The Redemption Price shall be adjusted proportionately upon any adjustment to the Conversion Price as provided herein and in the event of any stock split, stock dividend, combination of shares or similar event. If the Company fails to comply with the redemption provisions on two separate occasions, it shall lose its right to serve a Redemption Notice in the future.

     9.   Limitation on Number of Conversion Shares.

          (a) Notwithstanding any other provision herein, the Corporation shall not be obligated to issue any shares of Common Stock upon conversion of the Series H Preferred Stock if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Corporation may issue upon conversion of the Series H Preferred Stock (the "Exchange Cap") without breaching the Corporation's obligations under the rules or regulations of The Nasdaq Stock Market, Inc., except that such limitation shall not apply in the event that the Corporation (a) obtains the approval of its stockholders as required by applicable rules of The Nasdaq Stock Market, Inc. for issuances of Common Stock in excess of such amount or (b) obtains a written opinion from outside counsel to the Corporation that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the shares of Series H Preferred Stock then outstanding; provided, however, that notwithstanding anything herein to the contrary, the Corporation, will issue (x) such number of shares of Common Stock issuable upon conversion of the Series H Preferred Stock at the then current Conversion Price up to the Exchange Cap, (y) such number of shares of Common Stock issuable upon conversion of the remaining outstanding Series H Preferred Stock at the closing bid price as reported by Bloomberg, L.P. on the date preceding the applicable Conversion Date, and (z) warrants to purchase such number of shares of Common Stock based on a ratio of 200,000 shares for each $1,000,000 of Series H Preferred Stock which cannot be converted at the then current Conversion Price, which warrants shall have an exercise price equal to the then current market price and an exercise period of eighteen months from the date of issuance. Until such approval or written opinion is obtained, no holder of Series H Preferred Stock pursuant to the Securities Purchase Agreement shall be issued, upon conversion of shares of Series H Preferred Stock, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of shares of Series H Preferred Stock issued to such holder pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all the shares of Series H Preferred Stock issued to the holders pursuant to the Securities Purchase Agreement (the "Cap Allocation Amount"). In the event that any holder of Series H Preferred Stock shall convert all of such holder's shares of Series H Preferred Stock into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Series H Preferred Stock on a pro rata basis in proportion to the number of shares of Series H Preferred Stock then held by each such holder. Nothing in this subparagraph 9(a) shall limit a holder's right to convert its shares of Series H Preferred Stock.

          (b) On each Conversion Date, the number of shares of Common Stock underlying the Series H Preferred Stock to be issued to each holder (not including the outstanding shares of Series H Preferred Stock or the unissued shares of Common Stock underlying the Series H Preferred Stock) will not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by such holder beneficially or deemed beneficially owned by such holder, would result in any holder owning more than 4.99% of all of such Common Stock as would be outstanding on such Conversion Date. The foregoing limitation shall not apply in the event of an automatic conversion pursuant to subparagraph 5(e).

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its President, and attested by its Secretary, this 24th day of November, 1998.


                                        StarBase Corporation


                                        By: /s/ William R. Stow, III
                                            ------------------------------------
                                            William R. Stow, III,
                                            Chief Executive Officer

Attest:

By: /s/ Douglas S. Norman
    -----------------------------------
    Douglas S. Norman,
    Assistant Secretary

                              STARBASE CORPORATION

                                CONVERSION NOTICE

Reference is made to the Certificate of Designation of StarBase Corporation (the "CERTIFICATE OF DESIGNATION"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series H Convertible Preferred Stock, par value $.01 per share (the "PREFERRED SHARES"), of StarBase Corporation, a Delaware corporation (the "COMPANY"), indicated below into shares of Common Stock, par value $.01 per share (the "COMMON STOCK"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

     Date of Conversion: _______________________________________________________

     Number of Preferred Shares to be converted: _______________________________

     Stock certificate no(s). of Preferred Shares to be converted: _____________

     The Common Stock have been sold pursuant to the Registration Statement (as defined in the Registration Rights Agreement): YES ____ NO _____

Please confirm the following information:

     Conversion Price: _________________________________________________________

     Number of shares of Common Stock to be issued: ____________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

     Issue to: _________________________________________________________________

               _________________________________________________________________

     Facsimile Number: _________________________________________________________

     Authorization: ____________________________________________________________

                    By:_________________________________________________________

                    Title:______________________________________________________

     Dated: ____________________________________________________________________

     Account Number:
      (if electronic book entry transfer):______________________________________

     Transaction Code Number
      (if electronic book entry transfer):______________________________________


                                 PRICES ATTACHED